Exhibit 99.1
                       Press Release Dated October 8, 2004


                                 October 8, 2004
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First Citizens Bank, a Subsidiary of Farmers Capital Bank Corporation, Completes
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                               FINET Acquisition
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Farmers  Capital  Bank  Corporation  (Nasdaq:  FFKT) has  announced  that  First
Citizens Bank (First Citizens), a wholly owned bank subsidiary headquartered in Elizabethtown, Kentucky has completed its previously announced acquisition of Financial National Electronic Transfer Inc., Radcliff, Kentucky (FINET, Inc.).

First Citizens is a state chartered financial institution with 5 offices located in Elizabethtown, Radcliff, and Shepherdsville, Kentucky. It had total deposits of $128,938,000 as of June 30, 2004. FINET, Inc. is a data processing company which specializes in the processing of federal benefit payments and military allotments and is located in Radcliff, KY.

Farmers Capital, a financial holding company headquartered in Frankfort, Kentucky that operates 26 banking locations in 16 communities throughout Kentucky, a leasing company, a data processing company, an insurance agency, and a mortgage company had total deposits of $1,003,000,000 as of June 30, 2004. Its stock is publicly traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) Small Cap Market tier, under the symbol FFKT.